BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of Argonaut Gold Inc.

CONTENTS

Page Number

Article One Definitions and Interpretation

 1

Article Two Business of the Corporation

 2

Article Three Directors

 4

Article Four Committees of the directors

 7

Article Five Officers

 8

Article Six Conduct of Directors and Officers and Indemnity

 9

Article Seven Shares

12

Article Eight Dividends and Rights

14

Article Nine Meetings of Shareholders

15

Article Ten Notices

20

Article Eleven Divisions

21

BY-LAW NO. 1

ARTICLE ONE DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions:  In this by-law and all other by-laws of the Corporation, unless otherwise defined or the context otherwise requires:

(a) "Act" means the Business Corporations Act (Ontario) or any successor statute thereof, as amended from time to time, and, in the case of any successor statute thereof, any reference in any by-law of the Corporation to any provision of the Business Corporations Act (Ontario) shall be read as a reference to the provision substituted therefor in the successor statute thereof, together with the regulations thereunder, as amended from time to time;

(b) "board" or "directors" means the directors of the Corporation from time to time and includes the only director of the Corporation when the number of directors of the Corporation is one;

(c) "by-laws" means all of the by-laws of the Corporation then in effect;

(d) "Corporation" means Argonaut Gold Inc. or any successor thereto;

(e) "Director" means the Director appointed under the Act;

(f) "holiday" means Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) or any successor statute thereof, as amended from time to time;

(g) "meeting of shareholders" includes an annual meeting of the shareholders of the Corporation, a special meeting of the shareholders of the Corporation and a meeting of the holders of any class or series of shares of the Corporation;

(h) "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, employee benefit plan and a natural person acting as a trustee, executor, administrator or other legal representative;

(i) "recorded address" means, with respect to a single shareholder, his latest address as recorded in the securities register of the Corporation, with respect to joint shareholders, the first address appearing in the securities register of the Corporation in respect of the joint holding and, with respect to any other person, subject to the Act, his latest address as recorded in the records of the Corporation or otherwise known to the secretary, if any, of the Corporation; and

(j) "signing officer" means, in relation to any contract or document (within the meaning of section 2.04 hereof), the person or persons authorized to sign such contract or document on behalf of the Corporation.

Subject to the foregoing, words and terms in this by-law which are defined in the Act shall have the same meaning when used in this by-law and in all other by-laws of the Corporation as in the Act.

Section 1.02 Gender and Number:  Words importing the singular shall include the plural and vice-versa, words importing either gender or neuter shall include the masculine and feminine genders and neuter and headings in this by-law and in any other by-law of the Corporation are for convenience of reference only and shall not affect the interpretation of this by-law or any other by-law of the Corporation.

Section 1.03 Unanimous Shareholder Agreement and Articles to Govern: Notwithstanding any provision of this by-law or any other by-law of the Corporation, where any such provision herein or therein conflicts with any provision in any unanimous shareholder agreement relating to, or the articles of, the Corporation, such provision of the unanimous shareholder agreement or the articles, as the case may be, shall govern.

ARTICLE TWO BUSINESS OF THE CORPORATION

Section 2.01 Registered Office:  The registered office of the Corporation shall be located at such address within the requisite municipality or geographic township as the directors may determine from time to time.

Section 2.02 Seal:   The Corporation may have a corporate seal in such form as the directors may determine from time to time.

Section 2.03 Financial Year:  The financial year of the Corporation shall end on such day of the year as the directors may determine from time to time.

Section 2.04 Execution of Instruments:  Contracts or documents requiring execution by the Corporation may be signed, when only one person is elected or appointed as an officer and as the director of the Corporation, by that person and, when two or more persons are elected or appointed as an officer or as a director of the Corporation, by any two directors or any two of the persons holding the office of chairman of the board, managing director, president, chief executive officer, chief operating officer, chief financial officer, vice-president or general manager or by any one director and any one person holding any one of the foregoing offices or the office of secretary, treasurer, controller, assistant secretary, assistant treasurer or any other office the holder of which has been designated as a signing officer by the directors.  All contracts or documents so signed shall be binding upon the Corporation without further authorization or formality.  In addition, the directors may direct from time to time the manner in which and the person or persons by whom any particular contract or document or any class of contracts or documents may or shall be signed on behalf of the Corporation.  Any officer or director of the

Corporation may affix the corporate seal, if any, of the Corporation to any contract or document, and may certify a copy of any resolution or of any by-law or contract or document of the Corporation to be a true copy thereof.  Subject to the provisions of this by-law relating to share certificates and to the Act, and if authorized by the directors, the corporate seal, if any, of the Corporation and the signature of any signing officer may be mechanically or electronically reproduced upon any contract or document of the Corporation.  Any such facsimile signature shall bind the Corporation notwithstanding that any signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contract or document. The term "contracts or documents" shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable, legal or equitable), agreements, releases, receipts and discharges for the payment of money, share certificate, certificates representing other securities, including warrants, and all other instruments in writing.

Section 2.05 Exercise of Voting Rights of Corporation:  Except as otherwise directed by the directors, the person or persons authorized to sign contracts or documents on behalf of the Corporation may execute and deliver instruments of proxy on behalf of the Corporation and may arrange for the issue of a voting certificate or other evidence of the right to exercise the voting rights attached to any securities held by the Corporation and any such instrument, certificate or other evidence shall be in favour of such person as may be determined by the signing officers.  However, the directors may direct from time to time the manner in which and the person by whom any such particular voting rights may or shall be exercised.

Section 2.06 Banking Arrangements:  The banking business of the Corporation shall be transacted with such banks, trust companies or other person or persons as the directors may determine from time to time and all such banking business shall be transacted on behalf of the Corporation by such person or persons and to such extent as the directors may determine from time to time.

Section 2.07 Charging Power:  Without restricting any of the powers of the directors, whether derived from the Act or otherwise, the directors may from time to time, without the authorization of the shareholders of the Corporation:

(a) borrow money upon the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to the Act, give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any present or future, real or personal, immovable or movable, legal or equitable property of the Corporation (including, without limitation, book debts, rights, powers, franchises and undertakings) to secure any obligation of the Corporation.

The directors may by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer of the Corporation.

ARTICLE THREE DIRECTORS

Section 3.01 Powers of the Board of Directors: Subject to any unanimous shareholder agreement relating to the Corporation, the directors shall manage or supervise the management of the business and affairs of the Corporation.

Section 3.02 Qualifications:  No person shall be a director if the person is not an individual, is less than 18 years of age, has the status of bankrupt or has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere.  Except as permitted by the Act, at least twenty-five per cent of the directors shall be resident Canadians provided that when the required number of directors is less than four, only one director needs to be a resident Canadian.  Whenever the Corporation has an audit committee of the directors, a number of directors sufficient to form a majority of such committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation.  If the Corporation is an offering corporation, at least one-third of the directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation.

Section 3.03 Number and Quorum of Directors:  The number of directors shall be the number from time to time fixed by the articles of the Corporation or the number from time to time determined within the range provided for in the articles of the Corporation by special resolution of the shareholders of the Corporation or by the directors when empowered to do so by a special resolution of the shareholders of the Corporation.  The number of directors from time to time required to constitute a quorum for the transaction of business at a meeting of the directors shall be 51% of the number of directors so fixed or determined at that time (or, if that number is a fraction, the next larger whole number), provided that if the Corporation has fewer than three directors, all of the directors must be present at a meeting of the directors to constitute a quorum.  Reference is made to section 3.08 and section 3.12 of this by-law.

Section 3.04 Election and Term:   Directors shall be elected to hold office for a term or terms expiring at the close of the first, second or third annual meeting of the shareholders of the Corporation following their election or when their successors are elected.  The term of a director who is elected for a term that is not expressly otherwise stated shall expire at the close of the first annual meeting of the shareholders of the Corporation following his election or when his successor is elected.  The incumbent directors shall continue in office until their successors are elected, unless their terms are earlier terminated.  A director shall cease to hold office when he dies, resigns, is removed or ceases to be qualified to be a director or when his successor is elected.

Section 3.05 Resignation: A director may resign by delivering or sending his resignation in writing to the Corporation and such resignation shall be effective when it is received by the Corporation or at such time as may be specified in the resignation, whichever is later.

Section 3.06 Removal:  Subject to the Act, the shareholders of the Corporation entitled to elect a director may, by resolution at a meeting of the shareholders of the Corporation, remove such director and may at the same meeting fill the vacancy created by such removal, failing which the vacancy may be filled by the remaining directors if a quorum of the directors remains in office.

Section 3.07 Statements: A director who resigns or who learns of a meeting of the shareholders of the Corporation called for the purpose of removing him as a director or a meeting of the shareholders of the Corporation or of the directors at which another person is to be elected or appointed a director in his place may submit to the Corporation a written statement giving the reason or reasons for his resignation or the reasons why he opposes the proposed action.  The secretary or another officer of the Corporation shall send, or cause to be sent, a copy of such statement to every shareholder of the Corporation entitled to receive notice of meetings of shareholders of the Corporation and, if required by the Act, to the Director.

Section 3.08 Vacancies: Notwithstanding vacancies but subject to the Act, the remaining directors may exercise all of the powers of the directors as long as a quorum of the directors remains in office.  Subject to the articles of the Corporation, any vacancy in the directors among directors whose election is not the exclusive right of the holders of any class or series of shares of the Corporation may be filled for the remainder of the unexpired term by:

(a) the shareholders of the Corporation at a special meeting of the shareholders of the Corporation called for the purpose; or

(b) the remaining directors (notwithstanding that a majority of those acting are not resident Canadians), unless (i) there is no quorum of the directors, (ii) the vacancy results from a failure to elect the number of directors required to be elected at any meeting of shareholders, (iii) the vacancy results from an increase in the number or maximum number of directors fixed by the articles of the Corporation, or (iv) the directors have been empowered by special resolution of the shareholders of the Corporation to determine the number of directors within the range provided for in the articles of the Corporation and the number of directors in office after the filling of the vacancy would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of the shareholders of the Corporation; in any of which events the directors then in office shall forthwith call a special meeting of the shareholders of the Corporation to fill the vacancy and, if they fail to call such a meeting or if there are no directors then in office, the meeting may be called by any shareholder of the Corporation.

Section 3.09 Place and Calling of Meetings: Meetings of the directors shall be held from time to time at such places within or outside the Province of Ontario (or by such communications facilities as are permitted by the Act) on such days and at such times as the chairman of the board, the managing director, the president if a director, any vice-president who is a director, any two directors or any other officer designated by the directors may determine from time to time, and the secretary or another officer of the Corporation shall give notice of any such meeting when directed by the person calling the meeting.  In any financial year of the Corporation a majority of the meetings of the directors may be held within or outside Canada.

Section 3.10 Notice:   Notice of the time and of the place or manner of participation for every meeting of the directors shall be sent to each director not less than 48 hours (excluding Saturdays and holidays) before the time of the meeting; provided always that a director may in any manner and at any time waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except when the director attends the meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called and provided further that meetings of directors may be held at any time without notice if all of the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business thereat on the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice thereof either before or after the date of such meeting.  A meeting of the directors may resume without further notice following an adjournment if the time and place for resuming the meeting are announced at the meeting prior to the adjournment.  Reference is made to article ten of this by-law.

Section 3.11 Regular Meetings: The directors may appoint a day or days in any month or months for regular meetings of the directors to be held at a place or by communications facilities and at an hour to be named.  A copy of any resolution of the directors fixing the time and place or manner of participation for such regular meetings shall be sent to each director forthwith after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting of the directors.

Section 3.12 Canadian Directors: No business, other than the filling of a vacancy among the directors, shall be transacted at a meeting of the directors unless at least twenty-five per cent of the directors present are resident Canadians, except as permitted by the Act or where a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting and at least twenty-five per cent of resident Canadian directors would have been present had that director been present at the meeting.

Section 3.13 Meetings by Telephone:  If all of the directors present at or participating in the meeting consent (which consent may be given at any time, either before or after the meeting), a meeting of the directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and each director participating in such a meeting by such means shall be deemed to be present at the meeting.

Section 3.14 Chairman:  The chairman of the board or, in his absence, the managing director or, in his absence, the president if a director or, in the absence of all of them, a director designated by the directors, shall be the chairman of any meeting of the directors.  If no such person is present, the directors present shall choose one of them to be the chairman of the meeting.

Section 3.15 Voting:  At all meetings of the directors every matter shall be decided by a majority of the votes cast on the matter.  In case of an equality of votes the chairman of the meeting shall not be entitled to a casting vote.

Section 3.16 One-Director Meetings:  Where the required number of directors is one, the only director may constitute a meeting of directors.

Section 3.17 Signed Resolutions:   Notwithstanding any provision of this by-law, but subject to the Act or any unanimous shareholder agreement, when there is a quorum of directors in office, a resolution in writing signed by all of the directors entitled to vote thereon at a meeting of the directors or of any committee thereof is as valid as if passed at a meeting.  Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

Section 3.18 Remuneration:  Directors may be paid such remuneration for acting as directors and such amounts in respect of their out-of-pocket expenses incurred in performing their duties as the directors may determine from time to time.  The directors may also award special remuneration to any director undertaking any special services on behalf of the directors or the Corporation other than services ordinarily required of a director.  Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

ARTICLE FOUR COMMITTEES OF THE DIRECTORS

Section 4.01 Audit Committee:  The directors may, and when required by the Act shall, appoint an audit committee composed of such number of directors, being not less than three, as the directors may determine from time to time.  Except as permitted by the Act, a majority of the members of the audit committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation.  The audit committee shall review the financial statements of the Corporation and report thereon to the directors before such financial statements are approved by the directors as required by the Act, and may exercise any other powers lawfully delegated to such committee by the directors.

Section 4.02 Other Committees:   From time to time the directors may appoint one or more committees thereof in addition to the audit committee.  Each committee may exercise those powers lawfully delegated to such committee by the directors or as provided by the Act.

Section 4.03 Procedure:   The members of each committee shall hold office while directors during the pleasure of the directors or until their successors shall have been appointed.  The directors may fill any vacancy in a committee from among the directors.  Unless otherwise determined by the directors, the members of each committee may fix the quorum for, elect the chairman of, and adopt rules to regulate the proceedings of, such committee.  Subject to the foregoing, the proceedings of each committee shall be governed by the provisions of this by-law which govern proceedings of the directors so far as such provisions can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his absence, some other member of the committee.  Each committee shall keep records of the proceedings of such committee and shall report all such proceedings to the directors in a timely manner.

ARTICLE FIVE OFFICERS

Section 5.01 Appointment of Officers:  From time to time the directors may appoint a chairman of the board, a vice-chairman of the board, a managing director, a president, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), one or more general managers (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the directors may determine from time to time, including one or more assistants to any of the officers so appointed.  One person may hold more than one office.  Except for the chairman of the board and the managing director, the officers so appointed need not be directors of the Corporation.

Section 5.02 Appointment of Non-Officers:  The directors may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the directors may determine from time to time.

Section 5.03 Terms of Employment:  The directors may settle from time to time the terms of employment of the officers and other persons appointed by the directors and may remove at the pleasure of the directors any such person without prejudice to his rights, if any, to compensation under any employment contract.  Otherwise each such officer and person shall hold his office or position until he resigns or ceases to be qualified to hold his office or position or until his successor is appointed.

Section 5.04 Powers and Duties of Officers:  The directors may from time to time specify the duties of each officer, delegate to such officer the power to manage any business or affairs of the Corporation (including the power to sub-delegate) and change such duties and power, all insofar as not prohibited by the Act.  To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

Section 5.05 Agents and Attorneys:  The directors or any officer of the Corporation designated by the directors may from time to time appoint agents or attorneys for the Corporation in or out of Canada with such lawful powers (including the power to sub-delegate) as may be thought appropriate.

Section 5.06 Incentive Plans:  For the purpose of enabling the directors, officers, employees and consultants of the Corporation and affiliates of the Corporation to participate in the growth of the business of the Corporation and of providing an effective incentive to such directors, officers, employees and consultants, the directors may establish such plans (including share option plans, share purchase plans, share bonus plans and other share incentive plans) and make such rules and regulations with respect thereto, and make such changes in such plans, rules and regulations, as the directors may deem advisable from time to time.  From time to time the directors (or if provided by the plan a committee of the directors) may designate the directors, officers, employees and consultants of the Corporation and affiliates of the Corporation entitled to participate in any such plan.  For the purposes of any such plan, but subject to the provisions of the plan, the Corporation may provide such financial assistance by means of a loan, guarantee or otherwise to directors, officers employees and consultants of the Corporation or of the affiliates of the Corporation as is permitted by the Act.

ARTICLE SIX CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

Section 6.01 Standard of Care:  Every director and officer of the Corporation in exercising his powers and discharging his duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Section 6.02 Disclosure of Interest:  A director or officer of the Corporation who is a party to, is a director or officer of, or has a material interest in, another person who is a party to, a material contract or transaction with the Corporation shall, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of a meeting of the directors the nature and extent of his interest.  Except as permitted by the Act, a director so interested shall not attend any part of any meeting of the directors during which such contract or transaction is discussed and shall not vote on any motion to approve any such contract or transaction.  If no quorum exists for the purpose of voting on a motion to approve a contract or transaction only because a director is not permitted to be present at the meeting by reason of the Act, the remaining directors shall be deemed to constitute a quorum for the purpose of voting on the motion.  Where all of the directors are required to not attend a meeting of the directors by virtue of the Act, the contract or transaction may be approved only by the shareholders of the Corporation.  A general notice to the directors by a director or officer of the Corporation disclosing that he is a director or officer of, or has a material interest in, a person, or that there has been a material change in the interest of the director or officer in the person, and is to be regarded as interested in, any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any contract or transaction so made or entered into.

Section 6.03 Effect of Disclosure:  Where the Corporation enters into a material contract or material transaction with a director or officer of the Corporation (or with another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest), the director or officer is not accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable, by reason only of that relationship (or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction), if the director or officer disclosed his interest in the manner referred to in section 6.02 of this by-law and the Act and the contract or transaction was reasonable and fair to the Corporation at the time it was so authorized or approved.  Notwithstanding the foregoing, a director or officer of the Corporation, acting honestly and in good faith, is not accountable to the Corporation or to the shareholders of the Corporation for any profit or gain realized from any such contract or transaction by reason only of his being a director or officer, and the contract or transaction, if it was reasonable and fair to the Corporation at the time it was authorized or approved, is not by reason only of the interest of the director or officer of the Corporation therein void or voidable, if the contract or transaction is confirmed or approved by at least two-thirds of the votes cast at a special meeting of the shareholders of the Corporation called for that purpose and the nature and extent of the interest of the director or officer of the Corporation in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in an information circular relating thereto or if the contract or transaction is confirmed or approved by a signed resolution of the shareholders of the Corporation and the nature and extent of the interest of the director or officer in the contract or transaction are disclosed in reasonable detail to the shareholders of the Corporation signing such resolution before it is signed.

Section 6.04 Indemnity:   Every individual who at any time is or has been a director or officer of the Corporation or who at any time acts or has acted at the request of the Corporation as a director or officer or in a similar capacity of another entity, (for purposes of this section 6.04 an "Other Entity") together with the heirs and legal representatives of every such individual (each such individual for purposes of this section 6.04 being an "Indemnified Person"), shall at all times be indemnified and held harmless against all costs, charges, expenses, damages and liabilities of whatsoever nature or kind (including any amount paid to settle an action or to satisfy a fine or judgment) by the Corporation to the fullest extent possible and in every circumstance permitted by the Act.  In addition and without prejudice to the foregoing, but subject to the limitations in the Act regarding indemnities in respect of derivative actions, each Indemnified Person shall at all times be indemnified and held harmless by the Corporation against all costs, charges and expenses, including any amount paid to settle an action or to satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of the association of the individual with the Corporation or Other Entity, if:

(a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the Other Entity for which the individual acted as a director or officer or in a similar capacity at the request of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct of the individual was lawful.

The Corporation shall advance money to a director, officer or other individual for the costs, charges and expenses of any proceeding contemplated by the foregoing provisions of this section 6.04; provided that the individual shall repay the money if the individual does not meet the condition set out in clause (a) above.  Nothing in this section 6.04 shall affect any other right to indemnity to which any individual may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that the Indemnified Person did not meet either of the conditions set out in clause (a) or (b) above of this section 6.04 or the corresponding conditions in the Act.  From time to time the directors may determine that this section 6.04 shall also apply to employees of the Corporation who are not directors or officers of the Corporation or to any particular class of such employees, either generally or in respect of a particular occurrence or class of occurrences and either prospectively or retroactively.  From time to time the directors of the Corporation may also revoke, limit or vary the continued application of this section 6.04; provided that no such action shall affect any right of any individual or any liability of the Corporation which has arisen prior to the date of such action.  With the approval of the court (and the Corporation shall be obligated to apply for such approval at the cost and expense of the Corporation unless the Indemnified Person consents otherwise), the Corporation shall indemnify an Indemnified Person in respect of an action by or on behalf of the Corporation or Other Entity to procure a judgment in its favour, to which the Indemnified Person is made a party because of the association of the individual with the Corporation or Other Entity, against all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with such action if:

(a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the Other Entity for which the individual acted as a director or officer or in a similar capacity at the request of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct of the individual was lawful.

Notwithstanding anything to the contrary contained in this section 6.04, an Indemnified Person shall be indemnified by the Corporation in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defence of any civil, criminal or administrative, investigative or other proceeding to which the individual is subject because of the association of the individual with the Corporation or Other Entity, if the individual seeking indemnity:

(c) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(d) fulfils the conditions set out in clauses (a) and (b) above in this section 6.04.

With the approval of the court (and the Corporation shall be obligated to apply for such approval at the cost and expense of the Corporation unless the Indemnified Person consents otherwise), the Corporation shall advance money to a director, officer or other individual for the costs, charges and expenses of any proceeding contemplated by the foregoing provisions of this section 6.04; provided that the individual shall repay the money if the individual does not meet the condition set out in clause (a) above in this section 6.04.

Section 6.05 Limitation of Liability:  So long as he acted honestly and in good faith with a view to the best interests of the Corporation, no person referred to in section 6.04 of this by-law (including, to the extent it is then applicable to them, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation or any Body Corporate, except where specifically required by the Act.

Section 6.06 Insurance:  Subject to the Act, the Corporation may purchase liability insurance for the benefit of any person referred to in section 6.04 of this by-law.

Section 6.07 Approval:   The directors may submit any contract or transaction for authorization, approval, ratification or confirmation at any meeting of shareholders and, subject to the Act, any such contract or transaction that is authorized, approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the articles or any other by-law of the Corporation) shall be as valid and as binding upon the Corporation and upon all of the shareholders of the Corporation as though such contract or transaction had been authorized, approved, ratified or confirmed by each and every shareholder of the Corporation.

ARTICLE SEVEN SHARES

Section 7.01 Issue:   Subject to the articles of the Corporation, the directors may issue all or from time to time any shares which the Corporation is then authorized to issue to such persons and for such consideration as the directors shall determine.  No share of the Corporation shall be issued until the Corporation has received the requisite consideration for such share in compliance with the Act.

Section 7.02 Commissions:  From time to time the directors may authorize the Corporation to pay a reasonable commission to any person in consideration of the purchase, or agreement to purchase, shares of the Corporation from the Corporation or from any other person or in consideration of the procurement or agreement to procure purchasers for any such shares.

Section 7.03 Share Certificates:   Every shareholder of the Corporation is entitled to a share certificate that complies with the Act and states the number, class and series, if any, designation, of shares of the Corporation held by such shareholder as appears on the records of the Corporation or a non-transferable written acknowledgement of the right thereof to obtain such a share certificate.  However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares of the Corporation held jointly by several persons and delivery of such share certificate or acknowledgement to one of such persons is sufficient delivery to all of them.  Share certificates and acknowledgements shall be in such form as the directors shall approve from time to time and, unless otherwise ordered by the directors, shall be signed in accordance with section 2.04 of this by-law and need not be under the corporate seal of the Corporation.  However, share certificates representing shares of the Corporation in respect of which a transfer agent has been appointed shall be signed manually by or on behalf of such transfer agent and other share certificates shall be signed manually by at least one signing officer.  A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that such person has ceased to be a director or an officer, as the case may be, of the Corporation and shall be as valid as if such person were still a director or an officer, as the case may be, of the Corporation at the date of issue.

Section 7.04 Replacement of Share Certificates:   The directors, or if designated by the directors the secretary of the Corporation, may prescribe either generally or in a particular case the conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

Section 7.05 Transfer Agent: From time to time the directors may appoint or remove a transfer agent to keep the securities register and the register of transfers, one or more persons or agents to keep branch registers, and a registrar to maintain a record, of issued security certificates and warrants of the Corporation.  Subject to the Act, one person may be appointed for purposes of the foregoing in respect of all securities and warrants of the Corporation or in respect of any class or series thereof.  In the event of any such appointment in respect of shares (or shares of any class or any series) of the Corporation, all share certificates issued by the Corporation in respect of such shares (or the shares of such class or series) of the Corporation shall be countersigned by or on behalf of one of the transfer agents or branch transfer agents and by or on behalf of one of the registrars or branch registrars, if any.

Section 7.06 Securities Registers:  The securities register and the register of transfers of the

Corporation shall be kept at the registered office of the Corporation or at such other office or place in the Province of Ontario as may from time to time be designed by the directors and a branch register or branch register of transfers may be kept at such office or offices of the Corporation or other place or places, either within or outside the Province of Ontario, as may from time to time be designated by the directors.  Such register or registers shall comply with the Act.

Section 7.07 Registration of Transfer:   No transfer of any shares of the Corporation need be recorded in the register of transfers except upon presentation of the share certificate representing such shares endorsed by the appropriate person in accordance with the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with such restrictions on transfer, if any, as are contained in the articles of the Corporation.

Section 7.08 Lien for Indebtedness:   Except when the Corporation has shares listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation shall have a lien on shares of the Corporation registered in the name of a shareholder or his legal representative for any debt of the shareholder to the Corporation.  Subject to the Act, the Corporation may enforce such lien without notice or liability by refusing to register a transfer of any such shares until the debt is paid, setting off against the debt any dividends or other distributions payable on any such shares, redeeming any such shares, if redeemable, and applying the redemption price less costs of redemption to the debt, purchasing any such shares and applying the purchase price, less any taxes thereon and costs of purchase, to the debt, selling any such shares as if the Corporation were the owner thereof at any time and place and to any person and on any commercially reasonable terms and applying to the debt the cash proceeds of the sale, less any taxes thereon and all reasonable expenses incurred in connection with the sale, or canceling such shares in satisfaction of the debt, or by any other method permitted by law or by any combination of any of the foregoing.

Section 7.09 Dealings with Registered Shareholder:  Subject to the Act, the Corporation may treat the registered owner of a share of the Corporation as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of such share and otherwise to exercise all of the rights and powers of the holder of such share.  The Corporation may, however, and where required by the Act shall, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his authority to exercise the rights relating to a share of the Corporation.

ARTICLE EIGHT DIVIDENDS AND RIGHTS

Section 8.01 Dividends:  Subject to the Act, any unanimous shareholder agreement and the articles of the Corporation, the directors may from time to time declare dividends payable to the shareholders of the Corporation according to their rights and interests in the Corporation.  Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire any such shares.  The directors shall determine the value of any such property, shares, options or rights and such determination shall be conclusive evidence of the value thereof.

Section 8.02 Dividend Cheques:   A dividend payable to any shareholder of the Corporation in money may be paid by cheque payable to, or to the order of, the shareholder and shall be mailed to the shareholder by prepaid mail addressed to the recorded address thereof unless such shareholder otherwise directs in writing.  In the case of joint holders the cheque shall be made payable to, or to the order of, all of them, unless such joint holders otherwise direct in writing.  The mailing of a cheque as aforesaid, unless not paid on presentation, shall discharge the liability of the Corporation for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld.  If any dividend cheque so sent is not received by the payee thereof, the Corporation shall issue to such payee a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and title as the directors or any person designated by the directors may require.

Section 8.03 Record Date for Dividends and Rights:  The directors may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the making of any distribution or for the issue of any warrant or other evidence of a right to acquire securities of the Corporation, as the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right.  In every such case only the persons who are holders of record of the applicable shares at the close of business on the date so fixed shall be entitled to receive payment of such dividend or distribution or to receive such right.  Notice of any such record date fixed by the directors shall be given as and when required by the Act.  Where no such record date is fixed by the directors, the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right shall be the close of business on the day on which the directors pass the resolution relating thereto.

ARTICLE NINE MEETINGS OF SHAREHOLDERS

Section 9.01 Annual Meeting:  The annual meeting of the shareholders of the Corporation shall be held on such day and at such time as the directors may, subject to the Act, determine from time to time, for the purpose of transacting such business as may properly be brought before the meeting.

Section 9.02 Special Meeting:  From time to time the directors may call a special meeting of the shareholders of the Corporation to be held on such day, at such time and for such purpose as the directors may determine.  Any special meeting of the shareholders of the Corporation may be held concurrent with an annual meeting of the shareholders of the Corporation.

Section 9.03 Place of Meetings:  Meetings of shareholders of the Corporation shall be held at such place in or outside the Province of Ontario as the directors may determine from time to time.

Section 9.04 Record Date:  The directors may fix in advance a record date, preceding the date of any meeting of the shareholders of the Corporation by not more than 60 days nor less than 30 days, for the determination of the shareholders of the Corporation entitled to notice of the meeting, and where no such record date for notice of the meeting is fixed by the directors, the record date for notice of the meeting shall be the close of business on the day immediately preceding the day on which notice of the meeting is given.  Notice of any such record date fixed by the directors shall be given as and when required by the Act.

Section 9.05 Shareholder List:  For each meeting of shareholders of the Corporation there shall be prepared an alphabetical list of the shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder.  The list shall be prepared, if a record date for such notice is fixed by the directors, not later than 10 days thereafter, if no record date for such meeting is fixed by the directors, at the close of business on the day immediately preceding the day on which notice of the meeting is given, and if no notice is given, on the day on which the meeting is held.  The list shall be available for examination by any shareholder of the Corporation prior to the meeting during usual business hours at the registered office of the Corporation or at the place where the securities register is kept, and at the meeting.  Where a separate list is not prepared, the names of the shareholders of the Corporation entitled to receive notice of the meeting and the number of shares of the Corporation entitled to be voted thereat and held by each shareholder of the Corporation as appears in the securities register of the Corporation at the requisite time (excluding shares not entitled to be voted at the meeting), shall constitute the list prepared in accordance with this section 9.05.

Section 9.06 Notice:   Notice in writing of the time, place and purpose for holding each meeting of the shareholders of the Corporation shall be sent not less than 10 days if the Corporation is not an offering corporation, or 21 days otherwise, and in either case not more than 50 days, before the date on which the meeting is to be held, to each director, the auditor, if any, of the Corporation and each person who on the record date for notice of the meeting appears in the securities register of the Corporation as the holder of one or more shares of the Corporation carrying the right to vote at the meeting or as the holder of one or more shares of the Corporation the holders of which are otherwise entitled to receive notice of the meeting.  Notice of a meeting of the shareholders of the Corporation shall state or be accompanied by a statement of the nature of all special business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting.  Reference is made to article ten of this by-law.

Section 9.07 Proxy and Management Information Circular:  If the Corporation is an offering corporation, the secretary or another officer of the Corporation shall, concurrent with sending, or causing to be sent, notice of a meeting of shareholders,  (a) send, or cause to be sent, a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of, and is entitled to vote at, the meeting, (b) send, or cause to be sent, such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor, if any, of the Corporation, and (c) file, or cause to be filed, with any regulatory agency and all other agencies entitled thereto a copy of all documents sent to shareholders of the Corporation in connection with the meeting.

Section 9.08 Financial Statements:   Not less than 10 days if the Corporation is not an offering corporation, or 21 days otherwise, before each annual meeting of the shareholders of the Corporation or before the signing of a resolution in writing in lieu thereof, the secretary or another officer of the Corporation shall send, or cause to be sent, a copy of the annual financial statements and the auditors’ report, if any, thereon required by the Act to be placed before the annual meeting to each shareholder of the Corporation who has not informed the Corporation in writing that such shareholder does not wish to receive such documents.  If the Corporation is an offering corporation, the secretary or another officer of the Corporation shall file, or cause to be filed, a copy of the annual financial statements of the Corporation with any regulatory agency and all other agencies entitled thereto as and when required.

Section 9.09 Shareholder Proposal:  A registered holder of shares entitled to vote, or a beneficial owner of shares that are entitled to be voted, at a meeting of the shareholders of the Corporation may submit to the Corporation notice of any proposal that such shareholder wishes to raise at the meeting and may discuss at the meeting any matter in respect of which such registered holder or beneficial owner would have been entitled under the Act to submit a proposal.  Where so required by the Act, the management information circular prepared in respect of the meeting shall set out or be accompanied by such proposal.

Section 9.10 Persons Entitled to be Present:  The only persons entitled to attend a meeting of the shareholders of the Corporation shall be those persons entitled to notice thereof, those entitled to vote thereat and others who although not entitled to notice thereof are entitled or required under the Act or the by-laws of the Corporation to be present at the meeting.  Any other person may be admitted to a meeting of the shareholders of the Corporation only on the invitation of, or with the consent of, the chairman of the meeting or with the consent of the meeting.

Section 9.11 Chairman, Secretary and Scrutineer:  The chairman of the board or, in his absence, any of the co-chairmen of the board, or, in their absence, the managing director or, in his absence, the president or, in the absence of all of them or in the event the directors otherwise so determine, such individual as is designated by the directors, shall be the chairman of any meeting of shareholders. If no such individual is present within 15 minutes after the time fixed for the holding of the meeting, the persons present and entitled to vote thereat shall choose one of them to be the chairman of the meeting. The secretary or another officer of the Corporation may act as secretary of the meeting. The chairman of the meeting may appoint an individual, who need not be a shareholder or officer of the Corporation, to act as secretary of the meeting.  One or more scrutineers, who need not be a shareholder of the Corporation, may be appointed by the chairman of the meeting or by a resolution of the shareholders to act as scrutineer of the meeting.

Section 9.12 Quorum: The quorum for the transaction of business at any meeting of the shareholders shall be two persons present at the opening of the meeting who are entitled to vote thereat either as shareholders or as proxy holders and holding or representing more than five per cent of the outstanding shares of the Corporation for the time being entitling the holders thereof to vote at such meeting.  If a quorum is not present within such reasonable time (determined by the chairman of the meeting) after the time fixed for the holding of the meeting as the persons present and entitled to vote thereat may determine, such persons may adjourn the meeting to a fixed time and place.

Section 9.13 Persons Entitled to Vote: Without prejudice to any other right to vote, every shareholder of the Corporation recorded on the shareholder list prepared in accordance with section 9.05 of this by-law is entitled, at the meeting to which the list relates, to vote the shares of the Corporation shown thereon opposite the name of such shareholder.  Where two or more persons hold a share or the same shares jointly, any one of them present or represented by proxy may, in the absence of the others, vote such share or shares but, if more than one of such persons is present or represented and vote, they shall vote such share or shares together as one or not vote such shares at all.

Section 9.14 Proxies: Shareholders of the Corporation shall be entitled to vote in person or, if the shareholder is a body corporate, association or other unincorporated entity, by a representative authorized by a resolution of the directors of such body corporate, association or other unincorporated entity. Every shareholder of the Corporation, including a shareholder that is a body corporate, association or other unincorporated entity, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or alternate proxyholder, who need not be a shareholder of the Corporation, as the nominee thereof to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. Signatures on instruments of proxy need not be witnessed and may be printed, lithographed or otherwise reproduced thereon. The chairman of any meeting of shareholders shall determine the authenticity of all signatures on instruments of proxy, which determination shall be final and conclusive.  The chairman of any meeting of shareholders, including any adjournment thereof, may also in his discretion, unless otherwise determined by resolution of the directors, accept any telecopied, telegraphed, telexed, cabled or e-mailed proxy or other communication as to the authority of anyone claiming to vote on behalf of, or to represent, a shareholder of the Corporation notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation and any votes cast in accordance with such telecopied, telegraphed, telexed, cabled or e-mailed proxy or other communication accepted by the chairman shall be valid and any votes cast in accordance therewith shall be counted. An instrument of proxy may be signed and delivered in blank and filled in afterwards by the chairman of the board, the president, the secretary or any assistant-secretary of the Corporation or by any other person designated by the directors. It shall not be necessary for an instrument of proxy to be dated or to have inserted therein the number of shares of the Corporation owned by the appointor thereunder. The directors may, at the expense of the Corporation, send out an instrument of proxy in which certain directors or officers of the Corporation or other persons are named, which may be accompanied by stamped envelopes for the return of such instruments of proxy, even if the directors so named vote the proxies in favour of their own election as directors. The directors may specify in the notice calling a meeting of the shareholders of the Corporation a time, not exceeding 48 hours

(excluding Saturdays and holidays) preceding the time fixed for the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or an agent thereof. Unless otherwise determined by the chairman of the meeting, an instrument of proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary or another officer of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting on the particular matter. An instrument of proxy shall cease to be valid one year from the date thereof.

Section 9.15 Revocation of Proxies: In addition to revocation in any other manner permitted by law, an instrument of proxy may be revoked by an instrument in writing signed in the same manner as an instrument of proxy may be signed and deposited either at the registered office of the Corporation at any time up to and including the last day (excluding Saturdays and holidays) preceding the date of the meeting of shareholders or any adjournment thereof at which the instrument of proxy is to be used or with the chairman of such meeting or any adjournment thereof before the time of voting on the particular matter.

Section 9.16 Voting:  At each meeting of the shareholders of the Corporation every matter proposed for consideration by the shareholders of the Corporation shall be decided by a majority of the votes cast thereon, unless otherwise required by the Act, the articles or by-laws of the Corporation or any unanimous shareholder agreement relating to the Corporation.  In case of an equality of votes the chairman of the meeting shall not be entitled to a casting vote.  Every matter submitted to a meeting of shareholders may be decided either by a show of hands or by ballot.

Section 9.17 Show of Hands:  At each meeting of shareholders voting shall be by a show of hands unless a ballot is required by the Act or is required or demanded as hereinafter provided.  Upon a show of hands every person present and entitled to vote on the motion shall have one vote.  Whenever a vote by show of hands has been taken upon a matter, unless a ballot thereon is so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the matter was carried or carried by a particular majority or not carried or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or percentage of votes cast for or against the matter.

Section 9.18 Ballots:  On any matter proposed for consideration at a meeting of shareholders a ballot may be required by the chairman of the meeting or demanded by any person present and entitled to vote thereon, either before any vote by show of hands or after any vote by show of hands and prior to the declaration of the result of the vote by show of hands by the chairman of the meeting.  If a ballot is so required or demanded and such requirement or demand is not withdrawn, a ballot upon the matter shall be taken in such manner as the chairman of the meeting shall direct.  Subject to the articles of the Corporation, upon a ballot each person present shall be entitled to the number of votes specified in the articles of the Corporation in respect of each share of the Corporation which such person is entitled to vote at the meeting on the particular matter.

Section 9.19 Termination, Adjournment and Postponement: The chairman of a meeting of shareholders may terminate the meeting following the conclusion of all business which may properly come before the meeting.  A meeting of shareholders may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of the shares present or represented in person or by proxy at the meeting.  Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than

30 days, it is not necessary to give notice of the resumption of the meeting if the time and place for resuming the meeting are announced at the meeting which is adjourned.  The directors may postpone any meeting of shareholders previously called by the directors.

Section 9.20 Procedure at Meetings:  The chairman of any meeting of shareholders shall determine the procedure thereat in all respects and his decision on all matters or things, including but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instrument of proxy or ballot, shall be conclusive and binding upon all of the shareholders of the Corporation, except as otherwise specifically provided in the by-laws of the Corporation.

Section 9.21 One-Shareholder Meeting:  Where all of the outstanding shares of any class or series of shares of the Corporation are held by one shareholder, that shareholder present in person or by proxyholder or by authorized representative shall constitute a meeting of the holders of that class or series of shares of the Corporation.

Section 9.22 Signed Resolutions:  Subject to the Act, a resolution in writing signed by all of the shareholders of the Corporation entitled to vote thereon at a meeting of shareholders is as valid as if passed at a meeting and a resolution in writing dealing with all of the matters required by the Act to be dealt with at a meeting of shareholders and signed by all of the shareholders of the Corporation entitled to vote thereat satisfies all of the requirements of the Act relating to that meeting.  Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

Section 9.23 Meeting By Electronic Means:  Unless the articles or by-laws of the Corporation or any unanimous shareholder agreement relating to the Corporation provides otherwise, a meeting of the shareholders of the Corporation may be held by telephonic or electronic means and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed for the purposes of the Act to be present at the meeting.

ARTICLE TEN NOTICES

Section 10.01 Notices to Shareholders and Directors:  Any notice or document required or permitted to be sent by the Corporation to a director or shareholder of the Corporation may be mailed by prepaid Canadian mail in a sealed or unsealed envelope addressed to, or may be delivered personally to, such person at the last address thereof recorded in the records of the Corporation, or may be sent by any other manner permitted under the Act.  If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth day after mailing.  If notices or documents so mailed to a shareholder are returned on three consecutive occasions because such shareholder cannot be found, the Corporation need not send, or cause to be sent, any further notices or documents to such shareholder until such shareholder informs the Corporation in writing of the new address.  If the address of any shareholder of the Corporation does not appear in the records of the Corporation, then any notice or document may be mailed to such address as the person sending the notice or document may consider to be the most likely address at which such notice or document will promptly reach such shareholder.

Section 10.02 Notices to Others:   Any notice or document required or permitted to be sent by the Corporation to any person other than a director or shareholder of the Corporation may be delivered personally to such person, addressed to such person and delivered to the last address thereof recorded in the records of the Corporation, mailed by prepaid Canadian mail in a sealed or unsealed envelope addressed to such person at the address thereof recorded in the records of the Corporation, or addressed to such person and sent to the last address thereof recorded in the records of the Corporation by telecopier, telegram, telex, cable, e-mail or any other means of legible communication then in business use in Canada.  A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box, if mailed, or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be, if sent by telecopier, telegram, telex, cable, e-mail or other means of legible communication.

Section 10.03 Changes in Recorded Address:   The secretary or any other officer of the Corporation may change the address recorded in the records of the Corporation of any person in accordance with any information such person believes to be reliable.

Section 10.04 Computation of Days:  In computing any period of days under the by-laws of the Corporation or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on a holiday, the period shall end at midnight of the first day next following such day that is not a holiday.

Section 10.05 Omissions and Errors:  The accidental omission to give any notice to any person, or the non-receipt of any notice by any person or any immaterial error in any notice, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Section 10.06 Unregistered Shareholders: Subject to the Act, every person who becomes entitled to any share of the Corporation shall be bound by every notice in respect of such share which was given to any previous holder thereof prior to the name and address of such person being entered on the securities register of the Corporation.

Section 10.07 Waiver of Notice:  Any person entitled to attend a meeting of shareholders or a meeting of the directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or the proxyholder or authorized representative thereof or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  In addition, where any notice or document is required to be given under the articles or by-laws of the Corporation or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.  Any meeting may be held without notice or on shorter notice than that provided for in the by-laws of the Corporation if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.

ARTICLE ELEVEN DIVISIONS

Section 11.01 Authority to Create Divisions:  The directors may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions based upon character or type of operation, geographical territory, product, method of distribution, type of product or products manufactured or distributed or upon such other basis of division as the directors may determine from time to time.  In particular, the directors may authorize:

(a) the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units; and

(b) the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation.

Section 11.02 Designation and Appointment of Divisional Officers:  The directors may, by resolution, designate and appoint divisional officers assigned to a particular division or a sub-unit of that division provided that any such divisional officer shall not, as such, be an officer of the Corporation.  Such appointed divisional officers shall be subject to removal by resolution of the directors at any time, with or without cause, without prejudice to the rights of such person under any employment contract or in law.  For certainty, the removal of a divisional officer from his position as a divisional officer shall not of itself constitute a termination of the employment of that person with the Corporation.

Section 11.03 Duties and Authority of Divisional Officers:  The duties, responsibilities, limitations and remuneration of each divisional officer shall be such as are determined from time to time by the directors or by the person or persons or committee or committees designated by the directors as having responsibility for the division to which such divisional officer has been appointed.  The authority of each such divisional officer shall, however, be limited to acts and transactions relating only to the business and operations which such division is authorized to transact and perform, provided, however, that if the same person is also an officer of the Corporation, the foregoing shall not limit the authority of such person in his capacity as an officer of the Corporation.

ENACTED this     1   day of   October , 2010.

/s/ Peter C. Dougherty

/s/ Edgar A. Smith

President

Secretary